Exhibit 99.1

INTERNATIONAL SHIPHOLDING CORPORATION ANNOUNCES PUBLIC OFFERING

OF SERIES B CUMULATIVE REDEEMABLE PERPETUAL PREFERRED SHARES

Mobile, Alabama, July 23, 2013 — International Shipholding Corporation (NYSE: ISH) today announced that it plans to offer shares of its Series B Cumulative Redeemable Perpetual Preferred Stock (the “Series B Preferred Shares”) in an underwritten registered public offering.

ISH intends to use the net proceeds from the offering for working capital and other general corporate purposes, including using a substantial portion of the funds to repay certain indebtedness and to finance certain vessel investment costs. Upon completion of the offering, ISH intends to file an application to list the Series B Preferred Shares on the New York Stock Exchange.

Incapital LLC, DNB Markets, Inc., Sterne, Agee & Leach, Inc., Regions Securities LLC and Euro Pacific Capital Inc. will underwrite the offering.

When available, copies of the prospectus supplement and accompanying base prospectus related to the offering may be obtained by contacting Incapital LLC, Attn: DCM Prospectus Department, 200 S. Wacker Drive, Suite 3700, Chicago, Illinois 60606, Telephone (312) 379-3700, Email prospectus_requests@incapital.com; or DNB Markets, Inc., 200 Park Avenue, 31st Floor, New York, New York, 10166, Telephone: (212) 551-9856.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful. Any offers of the Series B Preferred Shares described in this press release will be made exclusively by means of the above-described prospectus supplement and accompanying base prospectus, which relate to ISH’s effective shelf registration statement.

About International Shipholdinq Corporation

International Shipholding Corporation, through its subsidiaries, operates a diversified fleet of U.S. and international flag vessels that provide worldwide and domestic maritime transportation services to commercial and governmental customers primarily under medium to long-term charters and contracts.

For more information about the company, please visit www.intship.com.

Forward Looking Statements

Except for the historical and factual information contained herein, the matters set forth in this release, including statements regarding the terms of the offering, the anticipated use of the proceeds therefrom and other statements identified by words such as “expects,” “will,” “intends,” and similar expressions are forwardlooking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from those anticipated, estimated, projected, expressed or implied if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: prevailing market conditions in the U.S. and overseas; the possibility that investors will not be receptive to our offering on the terms described above or at all; corporate developments that could preclude, impair or delay the offering due to restrictions under the federal securities laws; changes in our cash requirements, financial position, financing plans or investment plans; changes in general market, economic, regulatory or industry conditions that impact our ability or willingness to consummate the offering on the terms described above or at all; and other risks referenced from time to time in our filings with the Securities and Exchange Commission. ISH has not yet entered into a definitive agreement with respect to the offering, and, due to the above-listed uncertainties, there can be no assurances that the above-described offering will be consummated on the terms described above or at all. You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors, nor can we predict the impact of each such factor on our plans, or the extent to which any one or more factors may cause actual results to differ from those reflected in any of our forward-looking statements. Accordingly, you are cautioned not to place undue reliance upon any of our forward-looking statements, which speak only as of the date made. We undertake no obligation to update or revise for any reason any forward-looking statements made by us or on our behalf, whether as a result of new information, future events or developments, changed circumstances or otherwise.

Contact:

The IGB Group Leon Berman

(212) 477-8438 lberman@igbir.com

International Shipholding

Niels M. Johnsen, Chairman (212) 943-4141 Erik L. Johnsen, President (251) 243-9221